Registration No. 333-140151

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NYER MEDICAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	04-0469607
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

13 Water Street

Holliston, Massachusetts 01746

(508) 429-8506

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1993 Stock Option Plan

2002 Stock Option Plan

October 1999 Employment Agreement (as modified, confirmed and ratified pursuant to the December 2002 Stock Option Agreement)

(Full title of the plans)

Mark Dumouchel, President

Nyer Medical Group, Inc.

13 Water Street

Holliston, Massachusetts 01746

(508) 429-8506

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Howard E. Berkenblit, Esq.

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts 02109

(617) 338-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF UNSOLD SHARES OF COMMON STOCK

On January 23, 2007, Nyer Medical Group, Inc. (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-140151) (the “Registration Statement”) registering 3,714,600 shares of common stock, par value $.0001 per share, of the Company for offers and sales pursuant to the exercise of options under the Company’s 1993 Stock Option Plan, 2002 Stock Option Plan and October 1999 Employment Agreement (which agreement was modified, confirmed and ratified pursuant to the December 2002 Stock Option Agreement).  This offering has been terminated. In anticipation of the dissolution of the Company, this Post-Effective Amendment No. 1 is being filed by the Company pursuant to the Company’s undertaking in accordance with the Registration Statement to deregister all 3,714,600 shares of common stock registered pursuant to the Registration Statement, or such lesser portion that remain unsold as of the date this Post-Effective Amendment No. 1 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Holliston, Commonwealth of Massachusetts, as of the 27th day of April, 2010.

Nyer Medical Group, Inc.

By:	/s/ Mark Dumouchel
	Name:	Mark Dumouchel
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Mark Dumouchel	President, Chief Executive Officer and Director (principal executive officer)	April 27, 2010
Mark Dumouchel

/s/ Sandra Zimmerman	Chief Financial Officer (principal financial and accounting officer)	April 27, 2010
Sandra Zimmerman

/s/ David Dumouchel	Director	April 27, 2010
David Dumouchel

/s/ Robert J. Landis	Director	April 27, 2010
Robert J. Landis

/s/ James Schweiger	Director	April 27, 2010
James Schweiger

/s/ Gerald Weston	Director	April 27, 2010
Gerald Weston

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